EXHIBIT 1
Joint Filing Agreement
The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of the Company named herein, and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
Date: February 19, 2021

HUDSON EXECUTIVE CAPITAL LP
By: HEC Management GP LLC, its general partner

By:	/s/ Douglas L. Braunstein
Name: Douglas L. Braunstein
Title: Managing Member

HEC MANAGEMENT GP LLC

By:	/s/ Douglas L. Braunstein
Name: Douglas L. Braunstein
Title: Managing Member

DOUGLAS L. BRAUNSTEIN

By:	/s/ Douglas L. Braunstein
Douglas L. Braunstein